                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                    --------------

                                      FORM 8-K/A

                           AMENDMENT NO. 1 TO CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d) OF THE
                            SECURITIES EXCHANGE ACT OF 1934

            Date of report (Date of earliest event reported): June 30, 1998

                            Commission file number: 0-14275

                             EDAC TECHNOLOGIES CORPORATION
                             -----------------------------
                (Exact Name of Registrant as Specified in its Charter)

                                    Wisconsin
                ------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)


        0-14275                                                   39-1515599
     -------------                                            ----------------
   (Commission File                                           (I.R.S. Employer
        Number)                                              Identification No.)



 1806 New Britain Avenue
 Farmington, Connecticut                                              06032
-------------------------                                           ---------
 (Address of Principal                                             (Zip Code)
   Executive Offices)


                                 (860) 677-2603
                                 --------------
              (Registrant's telephone number, including area code)

Item 7. Financial Statements, Pro Forma Information and Exhibits.

       (a)  Financial Statements of Business Acquired.

                Apex Machine Tool Company, Inc. audited financial statements as of and for the year ended December 31, 1996.

                Report of Independent Accountants

                Balance Sheet

                Statement of Income and Retained Earnings

                Statement of Cash Flows

                Notes to Financial Statements


                Apex Machine Tool Company, Inc. audited financial statements as of and for the year ended December 31, 1997.

                Report of Independent Accountants

                Balance Sheet

                Statement of Income and Retained Earnings

                Statement of Cash Flows

                Notes to Financial Statements


                Apex Machine Tool Company, Inc. audited financial statements as of and for the six months ended June 30, 1998.

                Report of Independent Accountants

                Balance Sheet

                Statement of Income and Retained Earnings

                Statement of Cash Flows

                Notes to Financial Statements


       (b)  Pro Forma Financial Information.

                The Consolidated Balance Sheet for Edac Technologies Corporation, including the effect of the acquisition of Apex Machine Tool Company, Inc., is incorporated herein by reference to Edac's Form 10-Q for the quarter ended July 4, 1998.

                Pro Forma Consolidated Income Statement for Edac Technologies Corporation and Apex Machine Tool Company, Inc. for the year ended December 31, 1997 (unaudited).

                Pro Forma Consolidated Income Statements for Edac Technologies Corporation and Apex Machine Tool Company, Inc. for the six months ended July 4, 1998 (unaudited).

                Notes to Pro Forma Consolidated Financial Statements
                (unaudited).


       (c)  Exhibits.

                23.1     Consent of Arthur Andersen LLP.

                23.2     Consent of Bennett & Katz LLC.





                                          SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, Edac Technologies Corporation has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            EDAC TECHNOLOGIES CORPORATION
Date: September 14, 1998
                                            By /s/  Ronald G. Popolizio
                                               ----------------------------
                                            Ronald G. Popolizio, Chief Financial
                                            Officer and duly authorized officer

                         APEX MACHINE TOOL COMPANY, INC.


                              FINANCIAL STATEMENTS


                               AS OF JUNE 29, 1998

                                  TOGETHER WITH


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    ----------------------------------------



To the Board of Directors of

               Apex Machine Tool Company, Inc.:



We have audited the accompanying balance sheet of Apex Machine Tool Company, Inc. (a Connecticut corporation) as of June 29, 1998, and the related statements of operations and retained earnings and cash flows for the period January 1, 1998 through June 29, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Apex Machine Tool Company, Inc. as of June 29, 1998, and the results of its operations and its cash flows for the period January 1, 1998 through June 29, 1998 in conformity with generally accepted accounting principles.

                                                         /s/ Arthur Andersen LLP


Hartford, Connecticut
August 24, 1998

                         APEX MACHINE TOOL COMPANY, INC.


                                 BALANCE SHEET


                                 JUNE 29, 1998





                   ASSETS
                   ------
CURRENT ASSETS:
  Cash                                                                     $  259,597
  Accounts receivable                                                       2,621,143
  Inventories                                                               1,473,293
  Prepaid expenses and other                                                   34,471
                                                                           ----------
               Total current assets                                         4,388,504
                                                                           ----------

PROPERTY, PLANT AND EQUIPMENT, at cost:
  Machinery and equipment                                                   6,236,798
  Leasehold improvements                                                    1,748,262
  Furniture, fixtures and office equipment                                  1,499,782
  Vehicles                                                                    223,960
                                                                           ----------
                                                                            9,708,802
  Less - accumulated depreciation and
           amortization                                                     5,685,032
                                                                           ----------
                                                                            4,023,770
                                                                           ----------
                                                                           $8,412,274
                                                                           ==========


    LIABILITIES AND STOCKHOLDERS' EQUITY
    ------------------------------------

CURRENT LIABILITIES:
  Accrued shareholder and employee bonuses                                 $1,633,937
  Accounts payable                                                            639,970
  Accrued expenses                                                            730,041
  Customer deposits                                                           588,473
  Current portion of deferred grant income                                     16,667
                                                                           ----------
               Total current liabilities                                    3,609,088
                                                                           ----------

DEFERRED GRANT INCOME                                                         125,000
                                                                           ----------
DEFERRED TAXES                                                                 87,000
                                                                           ----------

COMMITMENTS AND CONTINGENCIES (Note 5)

STOCKHOLDERS' EQUITY:
  Common stock, $10 par value per share;
    102,000 shares authorized; 100,368
    shares issued and outstanding                                           1,003,680
  Retained earnings                                                         3,587,506
                                                                           ----------
                                                                            4,591,186
                                                                           ----------
                                                                           $8,412,274
                                                                           ==========




                   The accompanying notes are an integral part
                          of this financial statement.

                         APEX MACHINE TOOL COMPANY, INC.

                  STATEMENT OF OPERATIONS AND RETAINED EARNINGS


              FOR THE PERIOD JANUARY 1, 1998 THROUGH JUNE 29, 1998




NET SALES                                                                   $11,098,827

COST OF SALES                                                                 8,176,451
                                                                            -----------
      Gross profit                                                            2,922,376

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                                  1,177,096
                                                                            -----------

OTHER INCOME (EXPENSE):
  Bonuses to officers                                                        (1,500,000)
  Gain on sale of equipment                                                      86,733
  Other expense                                                                (234,985)
                                                                            -----------
      Income from operations                                                     97,028

INTEREST EXPENSE, net                                                           (40,972)
                                                                            -----------
      Income before benefit from income taxes                                    56,056

BENEFIT FROM INCOME TAXES                                                        42,661
                                                                            -----------
      Net income                                                                 98,717

RETAINED EARNINGS, beginning of period                                        3,488,789
                                                                            -----------
RETAINED EARNINGS, end of period                                            $ 3,587,506
                                                                            ===========




















                     The accompanying notes are an integral
                        part of this financial statement.

                         APEX MACHINE TOOL COMPANY, INC.


                             STATEMENT OF CASH FLOWS


              FOR THE PERIOD JANUARY 1, 1998 THROUGH JUNE 29, 1998




CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                                $    98,717
  Adjustments to reconcile net income to net
    cash provided by operating activities:
      Depreciation and amortization                                             302,796
      Amortization of grant income                                               (8,333)
      Deferred income taxes                                                     (42,661)
      Net gain on sale of equipment                                             (86,733)
      Change in operating assets and liabilities:
        Accounts receivable                                                   1,316,575
        Inventories                                                              54,668
        Prepaid expenses and other                                                2,687
        Accounts payable                                                         76,562
        Accrued expenses                                                        814,593
        Customer deposits                                                       514,353
                                                                            -----------
            Net cash provided by operating activities                         3,043,224
                                                                            -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisitions of property, plant and equipment                                (323,378)
  Net proceeds from sale of equipment                                           128,200
                                                                            -----------
            Net cash used for investing activities                             (195,178)
                                                                            -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayments of notes payable to stockholders                                (1,470,748)
  Net repayments under revolving line-of-credit                              (1,125,000)
                                                                            -----------
            Net cash used for financing activities                           (2,595,748)
                                                                            -----------
INCREASE IN CASH                                                                252,298

CASH, beginning of period                                                         7,299
                                                                            -----------
CASH, end of period                                                         $   259,597
                                                                            ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Interest paid                                                             $    46,044
  Income taxes                                                              $      -










                     The accompanying notes are an integral
                        part of this financial statement.

                         APEX MACHINE TOOL COMPANY, INC.


                          NOTES TO FINANCIAL STATEMENTS


                                  JUNE 29, 1998




1.    Significant Accounting Policies:


      Operations -


      Apex Machine Tool Company, Inc. (the Company) is a metal working job shop that manufactures close tolerance, high-precision gages, fixtures, dies, form molds, composite molds and plastic injection molds for the aerospace and defense markets, as well as the healthcare industry and general commercial markets. The Company has the capability to both design and build its entire line of products. The Company's products are sold through its manufacturing plant in Farmington, Connecticut and through independent sales representatives.

      The Company was acquired by EDAC Technologies Corporation on June 29, 1998. The financial statements presented represent the Company's financial position preceding the sale.

      Inventories -


      The Company values inventories at the lower of cost using the first-in, first-out (FIFO) method or market.

      Property, plant and equipment -


      Property, plant and equipment are depreciated or amortized using the straight-line method over the estimated useful lives of the assets as follows:

                                                                      Years

             Machinery and equipment                                   12
             Leasehold improvements                                    31
             Furniture, fixtures and office equipment                 5-12
             Vehicles                                                   5

      The Company accounts for property, plant and equipment under Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets" (SFAS 121). This statement requires a company to review long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. There is no impact on the Company's results of operations or financial position as a result of this statement.

      Customer deposits -


      Customer deposits represent progress payments received from customers.

      Use of estimates -


      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.


2.    Financing Arrangements:


      The Company had a $2.25 million line-of-credit with interest at the bank's Prime Rate (8.5% at June 29, 1998) which was repaid and canceled by the Company during the period January 1, 1998 through June 29, 1998. This line-of-credit was collateralized by all assets of the Company and guaranteed by the stockholders.

      The Company also had loans payable to stockholders with interest at 7% which were repaid during the period January 1, 1998 through June 29, 1998.


3.    Income Taxes:


      The Company has elected, for Federal income tax purposes, to be treated as an S Corporation. Under this election, the taxable income or losses of the Company are included in the individual tax returns of the stockholders. The Company is responsible for state income taxes.

      The Company accounts for income taxes under Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." Under SFAS No. 109, deferred tax assets or liabilities are computed based on the difference between the financial statement and income tax bases of assets and liabilities using the enacted marginal tax rate. Deferred income tax expenses or benefits are based on the changes in the deferred tax assets and liabilities from period to period.

      The tax effect of temporary differences giving rise to the Company's deferred tax liability at June 29, 1998 are attributable to book depreciation compared to tax depreciation. The benefit from income taxes for the period ended June 29, 1998 is primarily attributable to a change in state income tax rates applied to S Corporations in Connecticut.


4.    Profit-Sharing and Retirement Plan:


      The Company established the Apex Machine Tool Company, Inc. Profit-Sharing and Retirement Plan (the Plan), covering substantially all employees who have completed more than one year of service. Profit sharing contributions are made to the plan at the discretion of the Company's Board of Directors. The Plan also allows employees to contribute tax deferred salary deductions into the Plan under Section 401(k) of the Internal Revenue Code subject to certain limitations as defined in the Plan. Matching contributions are made by the Company at a rate of 20% of employees' contributions. The Company declared discretionary profit sharing contributions and made matching contributions of approximately $60,000 and $57,000 to the Plan, respectively for the period from January 1, 1998 through June 29, 1998.


5.    Commitments and Contingencies:


      Lease commitments -


      The Company has an operating lease agreement for certain equipment. The following is a schedule of future minimum rental payments required under the lease agreement as of June 29, 1998:

                    Year Ending
                     June 29,
                     -------

                      1999                                           $ 33,762
                      2000                                             80,496
                      2001                                             80,496
                      2002                                             80,496
                      2003                                             60,372

      Contingencies -


      Under the terms of an agreement executed May 3, 1995 with the State of Connecticut, the Company obtained a tax free grant in the amount of $200,000, which is secured by a first lien on various equipment and a second lien on the remainder of the Company's assets. The direct financial assistance package requires the Company to maintain its operations in Connecticut through May 3, 2005 and maintain certain employment levels. In the event of a default in the conditions, the Company is required to immediately repay the $200,000 grant plus interest at the rate of 7.5 percent per annum from the date of the first grant payment. The grant is personally guaranteed by the Company's stockholders.

      The Company is involved in litigation with respect to certain matters and is subject to other claims that arise in the normal course of business. In the opinion of management, none of these matters is expected to have a material adverse affect on the Company's operating results or financial position.


6.    Major Customers:


      For the period January 1, 1998 through June 29, 1998, sales to the Company's major customers and the applicable account receivables due from these customers at June 29, 1998 are as follows:

                                       Percent of Sales     Accounts Receivable
                                       ----------------     -------------------

        United Technologies
        Corporation                          29%                    20%

        The Gillette Company                 25%                    14%

        Nypro, Inc.                          14%                    33%

        General Electric Company             12%                    21%

                        APEX MACHINE TOOL COMPANY, INC.
                              (AN "S" CORPORATION)

                               REPORT ON AUDIT OF
                              FINANCIAL STATEMENTS

                          YEAR ENDED DECEMBER 31, 1997

                                    CONTENTS








                                                                                         Page
REPORT OF INDEPENDENT ACCOUNTANTS......................................................    1

FINANCIAL STATEMENTS:
   Balance Sheet.......................................................................    2
   Statement of Income and Retained Earnings...........................................    3
   Statement of Cash Flows.............................................................    4
   Notes of Financial Statements....................................................... 5 - 10

                        REPORT OF INDEPENDENT ACCOUNTANTS
                        ---------------------------------


April 24, 1998

Board of Directors
Apex Machine Tool Company, Inc.
Farmington, Connecticut

We have audited the accompanying balance sheet of Apex Machine Tool Company, Inc. (an "S" Corporation) as of December 31, 1997, and the related statements of income and retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Apex Machine Tool Company, Inc. as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.





/s/ Bennett & Katz, LLC
Certified Public Accountants

                         APEX MACHINE TOOL COMPANY, INC.

                              (AN "S" CORPORATION)

                                  BALANCE SHEET


                                DECEMBER 31, 1997


                             ASSETS (NOTES 4 AND 10)
                             -----------------------


CURRENT ASSETS:
    Cash (Note 2)                                                                         $     7,299
    Accounts receivable (Note 1)                                                            3,937,718
    Inventories (Note 1)                                                                    1,527,961
    Other current assets                                                                       37,158
                                                                                          -----------
        TOTAL CURRENT ASSETS                                                                5,510,136

NET PROPERTY AND EQUIPMENT (Notes 1 and 3)                                                  4,044,655
                                                                                          -----------
                                                                                          $ 9,554,791
                                                                                          ===========


                            LIABILITIES AND STOCKHOLDERS' EQUITY
                            ------------------------------------




CURRENT LIABILITIES:
    Short-term debt (Note 4)                                                              $ 1,125,000
    Accounts payable                                                                          563,408
    Payroll taxes payable                                                                     731,849
    Accrued payroll, bonuses and vacation                                                     499,521
    Accrued contribution - retirement plans (Note 9)                                          202,386
    Other accrued expenses (Note 10)                                                          115,629
    Customer deposits                                                                          74,120
    Loans payable - stockholders (Note 5)                                                   1,470,748
    Current portion of deferred grant income (Notes 1 and 10)                                  16,667
                                                                                          -----------
        TOTAL CURRENT LIABILITIES                                                           4,799,328

DEFERRED GRANT INCOME (Notes 1 and 10)                                                        133,333
DEFERRED STATE INCOME TAX (Notes 1 and 6)                                                     129,661
CONTINGENCY (Note 10)
STOCKHOLDERS' EQUITY:
    Common stock, par value $10 per share, authorized 102,000 shares,
        issued and outstanding 100,368 shares                                               1,003,680
    Retained earnings                                                                       3,488,789
                                                                                          -----------
                                                                                            4,492,469
                                                                                          $ 9,554,791
                                                                                          ===========

   The accompanying notes are an integral part of these financial statements.

                         APEX MACHINE TOOL COMPANY, INC.

                              (AN "S" CORPORATION)

                    STATEMENT OF INCOME AND RETAINED EARNINGS


                          YEAR ENDED DECEMBER 31, 1997



NET SALES (Notes 1 and 8)                                                                $ 20,093,515
COST OF SALES                                                                              14,240,524
                                                                                         ------------
GROSS PROFIT                                                                                5,852,991
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                                                2,119,077
                                                                                         ------------
INCOME FROM OPERATIONS                                                                      3,733,914
OTHER INCOME (EXPENSE):
    Stockholder bonuses                                                                    (3,449,000)
    Interest expense                                                                          (85,849)
    Other income (Note 1)                                                                     101,824
                                                                                         ------------
                                                                                           (3,433,025)
                                                                                         ------------

INCOME BEFORE STATE INCOME TAX                                                                300,889

PROVISION FOR STATE INCOME TAX (Notes 1 and 6)                                                 49,978
                                                                                         ------------

NET INCOME                                                                                    250,911

RETAINED EARNINGS:
    Beginning of year                                                                       3,237,878
                                                                                         ------------
    End of year                                                                          $  3,488,789
                                                                                         ============













   The accompanying notes are an integral part of these financial statements.

                         APEX MACHINE TOOL COMPANY, INC.

                              (AN "S" CORPORATION)

                             STATEMENT OF CASH FLOWS


                          YEAR ENDED DECEMBER 31, 1997


CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income                                                                             $  250,911
    Adjustments to reconcile net income to net cash used in operating activities:
           Depreciation                                                                       609,941
           Amortization of grant income                                                       (16,667)
           Gain on sale of equipment                                                          (28,163)
           Deferred state income tax                                                           49,978
           Changes in assets and liabilities:
               Increase in accounts receivable                                             (1,615,541)
               Increase in inventories                                                        (42,111)
               Increase in other current assets                                               (11,517)
               Decrease in technical overdraft                                               (318,204)
               Increase in accounts payable                                                   204,732
               Increase in payroll taxes payable                                              717,476
               Increase in accrued payroll, bonuses and vacation                               61,669
               Increase in accrued contribution - retirement plans                             39,881
               Increase in other accrued expenses                                              36,816
               Decrease in customer deposits                                                 (398,744)
                                                                                           ----------
                  NET CASH USED IN OPERATING  ACTIVITIES                                     (459,543)
                                                                                           ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Additions to property and equipment                                                      (664,676)
    Proceeds from sale of equipment                                                            33,900
                                                                                           ----------
                  NET CASH USED IN INVESTING ACTIVITIES                                      (630,776)
                                                                                           ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Repayments of long-term debt                                                             (777,846)
    Proceeds from short-term debt                                                           7,505,000
    Repayments of short-term debt                                                          (6,925,000)
    Proceeds from loans payable - stockholders                                              1,470,748
    Repayments of loans payable - stockholders                                               (180,389)
                                                                                           ----------
                  NET CASH PROVIDED BY FINANCING ACTIVITIES                                 1,092,513
                                                                                           ----------

NET INCREASE IN CASH                                                                            2,194
CASH, BEGINNING OF YEAR                                                                         5,105
                                                                                           ----------
CASH, END OF YEAR                                                                          $    7,299
                                                                                           ==========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
    Cash paid during the year for:
        Interest                                                                           $   86,396
                                                                                           ==========
        State income taxes                                                                 $        -
                                                                                           ==========



   The accompanying notes are an integral part of these financial statements.

                         APEX MACHINE TOOL COMPANY, INC.

                              (AN "S" CORPORATION)

                          NOTES TO FINANCIAL STATEMENTS


                          YEAR ENDED DECEMBER 31, 1997



NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:


        BUSINESS OF THE COMPANY:

        Apex Machine Tool Company, Inc. (the Company) is a metal working job shop that manufactures close tolerance, high-precision gages, fixtures, dies, form molds, composite molds and plastic injection molds for the aerospace and defense markets, as well as the healthcare industry and general commercial markets. The Company has the capability to design and build its entire line of products. The Company's products are sold through its manufacturing plant in Farmington, Connecticut and through independent sales representatives.

        The Company grants credit to customers throughout the United States and Canada, consequently the Company's ability to collect amounts due from customers is affected by economic fluctuations. In addition, a large percentage of the Company's business is generated from the defense and aerospace industries. Accordingly, the Company's operating results could be impacted by trends in these industries.

        USE OF ESTIMATES:

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

        INVENTORY VALUATION:

        The Company's work-in-process inventories are stated at the lower of cost or market, with cost determined on the average cost basis.

        PROPERTY, EQUIPMENT AND DEPRECIATION:

        Property and equipment are carried at cost. When assets are retired or sold, the cost and related accumulated depreciation are eliminated from the Company's accounting records and any gain or loss is reflected in earnings. Maintenance and repairs are charged to expense as incurred. Depreciation is computed on the straight-line method over the estimated useful lives of the assets which range from five to twelve years for furniture, vehicles and equipment, and thirty-one years for real property.

                         APEX MACHINE TOOL COMPANY, INC.

                              (AN "S" CORPORATION)

                          NOTES TO FINANCIAL STATEMENTS


                          YEAR ENDED DECEMBER 31, 1997



NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):


        INCOME TAXES:

        The Company has elected to be taxed as an "S" Corporation under applicable sections of the Internal Revenue Code. Accordingly, all federal income tax attributes pass through to the individual stockholders.

        Deferred income taxes are recognized for the future tax consequences of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense represents the tax payable for the year as adjusted by the change during the year in deferred tax assets and liabilities.

        GRANT INCOME:

        The Company received a $200,000 grant from the State of Connecticut which is being amortized into income over a period of twelve years (see
        Note 10). The yearly income recognized is included in other income on the Statement of Income and Retained Earnings.


NOTE 2 - CASH:


        The Company maintains its cash at financial institutions where the balances are insured by the Federal Deposit Insurance Corporation up to $100,000. Balances at times exceed this limit.


NOTE 3 - NET PROPERTY AND EQUIPMENT:



        Net property and equipment consists of the following:
               Machinery and equipment                                                    $ 6,290,432
               Furniture, fixtures and office equipment                                     1,467,526
               Vehicles                                                                       382,581
               Leasehold improvements                                                       1,748,262
                                                                                          -----------
                                                                                            9,888,801
               Less accumulated depreciation                                                5,844,146
                                                                                          -----------
                                                                                          $ 4,044,655
                                                                                          ===========

                                      - 6 -

                         APEX MACHINE TOOL COMPANY, INC.

                              (AN "S" CORPORATION)

                          NOTES TO FINANCIAL STATEMENTS


                          YEAR ENDED DECEMBER 31, 1997



NOTE 4 - SHORT-TERM DEBT:


        On May 1, 1997 the Company refinanced its $2.25 million line of credit with a bank through May 1, 1999. At the Company's discretion, interest is charged at a variable rate equal to the prime rate as published in the Wall Street Journal or at a fixed interest rate equal to the Libor rate plus 150 basis points for 30, 60 or 90 days. The line of credit, which is secured by all Company assets and guaranteed by the stockholders, is subject to various financial covenants and is limited based on levels of accounts receivable and inventories. The outstanding balance at December 31, 1997 bears interest at the Wall Street Journal's prime rate at that date of 8.5 percent.


NOTE 5 - LOANS PAYABLE - STOCKHOLDERS:



        Loans payable - stockholders consists of the following:

               Working capital  advances with interest  payable at
               the rate of seven  percent per annum.  Repayment is
               subordinated  to  the  line  of  credit  (Note  4).
               Total  interest  paid  to the  stockholders  during
               1997 was $3,425.
                                                                                          $   743,475

               On December 31, 1997, the stockholders assumed the outstanding balance of a bank mortgage in exchange for a 7 percent short-term note from the Company. The original note of $1.1 million was used to finance leasehold improvements at the Company's facility and was secured by a mortgage on the
               building.                                                                      727,273
                                                                                          -----------
                                                                                          $ 1,470,748
                                                                                          -----------

NOTE 6 - PROVISION FOR STATE INCOME TAX:


        The provision for state income tax expense is comprised of the following:

               Current
                                                                                          $         -
                                                                                          -----------
               Deferred:
                  Attributable to decrease in net operating loss                               10,794
                  Attributable to tax rate change                                              46,682
                  Attributable to other timing differences                                     (7,498)
                                                                                          -----------
                                                                                               49,978
                                                                                          -----------
                                                                                          $    49,978
                                                                                          ===========

                         APEX MACHINE TOOL COMPANY, INC.

                              (AN "S" CORPORATION)

                          NOTES TO FINANCIAL STATEMENTS


                          YEAR ENDED DECEMBER 31, 1997



NOTE 6 - PROVISION FOR STATE INCOME TAX (CONTINUED):


        Deferred state income taxes arise from timing differences in the treatment of income and expense items between financial accounting and tax purposes. The Company uses different depreciation methods and a different method of recognizing the benefit of operating loss and credit carryforwards for financial accounting and tax purposes. Deferred taxes are classified as current or non-current depending on the classification of the assets and liabilities to which they relate. Deferred taxes arising from timing differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the timing differences are expected to reverse.

        Based on events that occurred subsequent to December 31, 1997, depreciation differences are expected to reverse in 1998 (see Note 12). As Connecticut income tax rates decrease through the tax year 2000 and the taxation of "S" corporations is phased out through the year 2001, the tax depreciation in excess of book depreciation is expected to be recorded as income in a tax year when the tax rate is higher than previously anticipated. The effect of this change is an increase in deferred state income tax, which is being recognized during the current year. This results in an effective income tax rate that is higher than would be expected if the state statutory rate were applied. The net deferred state income tax liability is entirely related to the excess of depreciation expense for tax reporting purposes over the amount deducted for financial reporting purposes.


NOTE 7 - OPERATING LEASE/RELATED PARTY TRANSACTIONS:


        On January 1, 1994 the Company entered into a five-year lease agreement for a 44,000 square foot building in Farmington, Connecticut owned by the Company's stockholders. The lease required monthly payments of $25,767 during 1997, and increases at a rate equal to the consumer price index through December 31, 1998. The minimum future rental payments relating to this lease for the year ended December 31, 1998 are $309,209.

        In addition, the Company paid $24,000 during 1997 to rent storage space on a month-to-month basis in another building located in Farmington, Connecticut also owned by the Company's stockholders.

                         APEX MACHINE TOOL COMPANY, INC.

                              (AN "S" CORPORATION)

                          NOTES TO FINANCIAL STATEMENTS


                          YEAR ENDED DECEMBER 31, 1997



NOTE 8 - MAJOR CUSTOMERS:


        The Company's sales to major customers are as follows:

                                                          PERCENT OF TOTAL SALES
                                                          ----------------------
               The Gillette Company                                29.3%
               United Technologies, Inc.                           25.2
               General Electric Company                            16.1
                                                                  ------
                                                                   70.6%
                                                                  ======

NOTE 9 - RETIREMENT PLANS:


        The Company maintains a noncontributory qualified profit-sharing plan covering substantially all employees. Determination of the amount of the Company's contribution to the plan is made annually by the Board of Directors and accrued at such time. A $160,000 contribution was accrued for 1997.

        The Company also maintains a "Section 401K" plan covering substantially all employees, whereby employees may elect to contribute a portion of their wages on a pre-tax basis, and the Company may, at its management's discretion, match a certain percentage of employee contributions. A $42,386 matching contribution was accrued for 1997.


NOTE 10 - COMMITMENTS AND CONTINGENCIES:



        Under the terms of an agreement executed May 4, 1996 with the State of Connecticut, the Company obtained a tax free grant in the amount of $200,000, which is secured by a first lien on various equipment and a second lien on the remainder of the Company's assets. The direct financial assistance package requires the Company to maintain its operations in Connecticut through May 3, 2005 and maintain certain employment levels. In the event of a default in the conditions, the Company is required to immediately repay the $200,000 grant plus interest at the rate of 7.5 percent per annum from the date of the first grant payment. The grant is personally guaranteed by the Company's stockholders.

        The Company self-insures its employees' health care up to a maximum of $45,000 per year per person. At December 31, 1997 the Company has accrued $54,092 for unpaid claims.

                         APEX MACHINE TOOL COMPANY, INC.

                              (AN "S" CORPORATION)

                          NOTES TO FINANCIAL STATEMENTS


                          YEAR ENDED DECEMBER 31, 1997



NOTE 11 - SUBSEQUENT EVENT:


        During February 1998 the Company accepted a letter of intent from a publicly traded entity to purchase substantially all of its tangible and intangible assets and assume most of its liabilities. The agreement is subject to certain contingencies and provides for the acquirer to enter into a consulting agreement with a stockholder and to purchase from the stockholders the Company's operating facility and other real estate. A tentative closing date of June 30, 1998 has been agreed upon.

                         APEX MACHINE TOOL COMPANY, INC.

                              FINANCIAL STATEMENTS

                             AS OF DECEMBER 31, 1996

                                  TOGETHER WITH

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    ----------------------------------------



To the Board of Directors of

                  Apex Machine Tool Company, Inc.:



We have audited the accompanying balance sheet of Apex Machine Tool Company, Inc. (a Connecticut corporation) as of December 31, 1996, and the related statements of operations and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Apex Machine Tool Company, Inc. as of December 31, 1996, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                                         /s/ Arthur Andersen LLP


Hartford, Connecticut
August 24, 1998

                         APEX MACHINE TOOL COMPANY, INC.

                                  BALANCE SHEET

                             AS OF DECEMBER 31, 1996



                        ASSETS



CURRENT ASSETS:
  Cash                                                            $   15,001
  Accounts receivable                                              2,322,177
  Inventories                                                      1,485,850
  Prepaid expenses and other                                          25,641
  Deferred state income taxes                                          7,088
                                                                  ----------
                  Total current assets                             3,855,757
                                                                  ----------

PROPERTY, PLANT AND EQUIPMENT, at cost:
  Machinery and equipment                                          6,348,453
  Leasehold improvements                                           1,748,261
  Furniture, fixtures and office equipment                           844,421
  Vehicles                                                           378,832
                                                                  ----------
                                                                   9,319,967
  Less - accumulated depreciation and
           amortization                                            5,324,310
                                                                  ----------
                                                                   3,995,657
                                                                  ----------
                                                                  $7,851,414
                                                                  ==========


     LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Current portion of long-term debt                               $   46,613
  Line-of-credit                                                     873,100
  Accounts payable                                                   358,676
  Accrued expenses                                                   693,543
  Customer deposits                                                  472,864
  Current portion of deferred grant income                            16,667
                                                                  ----------
                  Total current liabilities                        2,461,463
                                                                  ----------

LONG-TERM DEBT                                                       731,233
                                                                  ----------

NOTES PAYABLE TO STOCKHOLDERS                                        180,389
                                                                  ----------

DEFERRED GRANT INCOME                                                150,000
                                                                  ----------

DEFERRED STATE INCOME TAXES                                           86,771
                                                                  ----------

COMMITMENTS AND CONTINGENCIES (Note 5)

STOCKHOLDERS' EQUITY:
  Common stock, $10 par value per share;
    102,000 shares authorized; 100,368
    shares issued and outstanding                                  1,003,680
  Retained earnings                                                3,237,878
                                                                  ----------
                                                                   4,241,558
                                                                  ----------
                                                                  $7,851,414
                                                                  ==========



                     The accompanying notes are an integral
                       part of this financial statement.

                         APEX MACHINE TOOL COMPANY, INC.

                  STATEMENT OF OPERATIONS AND RETAINED EARNINGS

                      FOR THE YEAR ENDED DECEMBER 31, 1996




NET SALES                                                         $15,394,312

COST OF SALES                                                      12,275,429
                                                                  -----------
        Gross profit                                                3,118,883

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                       (2,199,624)

OTHER INCOME (EXPENSE):
  Bonuses to officers                                                (935,000)
  Gain on sale of equipment                                           155,066
  Other                                                               (79,386)
                                                                  -----------
        Income from operations                                         59,939

INTEREST EXPENSE, net                                                (126,740)
                                                                  -----------
        Loss before provision for income taxes                        (66,801)

BENEFIT FROM INCOME TAXES                                              90,063
                                                                  -----------
        Net income                                                     23,262

RETAINED EARNINGS, beginning of year                                3,214,616
                                                                  -----------
RETAINED EARNINGS, end of year                                    $ 3,237,878
                                                                  ===========



















                     The accompanying notes are an integral
                        part of this financial statement.

                         APEX MACHINE TOOL COMPANY, INC.

                             STATEMENT OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 31, 1996


CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                         $    23,262
  Adjustments to reconcile net income to net
    cash provided by operating activities:
      Depreciation and amortization                                    616,858
      Amortization of grant income                                     (16,667)
      Deferred income taxes                                            (90,445)
      Gain on sale of equipment                                       (155,066)
      Change in operating assets and liabilities:
        Accounts receivable                                            925,305
        Inventories                                                   (129,084)
        Prepaid expenses and other                                       8,965
        Accounts payable                                              (315,825)
        Accrued expenses                                               136,218
        Customer deposits                                              265,346
                                                                   -----------
            Net cash provided by operating activities                1,268,867
                                                                   -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisitions of property, plant and equipment                       (386,328)
  Net proceeds from sale of equipment                                  266,880
                                                                   -----------
            Net cash used for investing activities                    (119,448)
                                                                   -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net repayments under line-of-credit                                 (109,836)
  Repayments of long-term debt                                         (38,112)
  Repayments of notes payable to stockholders                       (1,000,000)
                                                                   -----------
            Net cash used for financing activities                  (1,147,948)
                                                                   -----------
INCREASE IN CASH                                                         1,471

CASH, beginning of year                                                 13,530
                                                                   -----------
CASH, end of year                                                  $    15,001
                                                                   ===========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION:
    Interest paid                                                  $   132,353
    Income taxes                                                   $    -







                     The accompanying notes are an integral
                        part of this financial statement.

                         APEX MACHINE TOOL COMPANY, INC.

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 1996




1.     Significant Accounting Policies:

       Operations -

       Apex Machine Tool Company, Inc. (the Company) is a metal working job shop that manufactures close tolerance, high-precision gages, fixtures, dies, form molds, composite molds and plastic injection molds for the aerospace and defense markets, as well as the healthcare industry and general commercial markets. The Company has the capability to both design and build its entire line of products. The Company's products are sold through its manufacturing plant in Farmington, Connecticut and through independent sales representatives.

        Inventories -

        The Company values inventories at the lower of cost using first-in, first-out (FIFO) method or market.

        Property, plant and equipment -

        Property, plant and equipment are depreciated or amortized using the straight-line method over the estimated useful lives of the assets as follows:

                                                                 Years
                                                                 -----

                Machinery and equipment                            12
                Leasehold improvements                             31
                Furniture, fixtures and office equipment          5-12
                Vehicles                                            5

        In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets" (SFAS 121). SFAS 121 requires a company to review long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company's adoption of this standard, effective January 1, 1996, had no impact on the Company's results of operations or financial position.

        Customer deposits -

        Customer deposits represent progress payments received from customers.

        Use of estimates -

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.


2.      Financing Arrangements:

        The Company has a note payable of $777,846 as of December 31, 1996 due in monthly installments of $8,769 including interest at 7.64% with the remaining balance due in December 2007. This note is collateralized by the building the Company leases from the stockholders and is guaranteed by the stockholders.

        The Company has notes payable to stockholders which represent working capital advances. Interest is payable at 7% and there are no formal repayment terms. As of December 31, 1996, $180,389 is outstanding under these notes. The notes are subordinated to the Company's notes payable to bank described above and line-of-credit described below.

        The Company has a revolving line-of-credit with a borrowing base limited to an amount which is the lesser of $2.25 million or an amount determined by a formula based on percentages of the Company's receivables and inventory. As of December 31, 1996, the revolving line-of-credit had a balance of $873,100 with interest at the bank's prime rate (8.25% at December 31, 1996). The unused availability on the line at December 31, 1996 was $1,376,900. The line-of-credit is secured by all the Company's assets and guaranteed by the stockholders.

        Maturities of long-term debt for each of the succeeding five years are as follows:


                      Year Ending
                     December 31,

                         1997                             $ 46,613
                         1998                               52,023
                         1999                               55,246
                         2000                               59,618
                         2001                               64,336
                      Thereafter                           500,010
                                                          --------
                                                          $777,846
                                                          ========

3.      Income Taxes:

        The Company has elected, for Federal income tax purposes, to be treated as an S Corporation. Under this election, the taxable income or losses of the Company are included in the individual tax returns of the stockholders. The Company is responsible for state tax liabilities.

        The Company accounts for income taxes under Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." Under SFAS No. 109, deferred tax assets or liabilities are computed based on the difference between the financial statement and income tax bases of assets and liabilities using the enacted marginal tax rate. Deferred income tax expenses or benefits are based on the changes in the deferred tax assets and liabilities from period to period.

        The tax effect of temporary differences giving rise to the Company's deferred tax asset and liability at December 31, 1996 are attributable to book depreciation compared to tax depreciation, tax credits and operating loss carryforwards. As of December 31, 1996, the Company has operating loss carryforwards for state purposes of approximately $124,000 expiring through 1999.

        The benefit from income taxes for the year ended December 31, 1996 is primarily attributable to the reversal of a valuation allowance against the deferred tax asset since the Company now expects to realize these assets through future earnings.

4.      Profit-Sharing and Retirement Plan:

        The Company established the Apex Machine Tool Company, Inc. Profit-Sharing and Retirement Plan (the Plan), covering substantially all employees who have completed more than one year of service. Profit sharing contributions are made to the plan at the discretion of the Company's Board of Directors. The Plan also allows employees to contribute tax deferred salary deductions into the Plan under Section 401(k) of the Internal Revenue Code subject to certain limitations as defined in the Plan. Matching contributions are made by the Company at a rate of 20% of employees' contributions. The Company declared discretionary profit sharing contributions and made matching contributions of approximately $80,000 and $26,000 to the Plan, respectively for the year ended December 31, 1996.

5.      Commitments and Contingencies:

        Lease commitments -

        The Company has an operating lease agreement for a building in Farmington, Connecticut. The Company leases the building from the stockholders. The following is a schedule of future minimum rental payments required under the lease agreement as of December 31, 1996:

                         Year Ending
                        December 31,
                        ------------

                           1997                            $299,593
                           1998                             299,593

        Contingencies -

        Under the terms of an agreement executed May 3, 1995 with the State of Connecticut, the Company obtained a tax free grant in the amount of $200,000, which is secured by a first lien on various equipment and a second lien on the remainder of the Company's assets. The direct financial assistance package requires the Company to maintain its operations in Connecticut through May 3, 2005 and maintain certain employment levels. In the event of a default in the conditions, the Company is required to immediately repay the $200,000 grant plus interest at the rate of 7.5 percent per annum from the date of the first grant payment. The grant is personally guaranteed by the Company's stockholders.

        The Company is involved in litigation with respect to certain matters and is subject to other claims that arise in the normal course of business. In the opinion of management, none of these matters is expected to have a material adverse affect on the Company's operating results or financial position.


6.      Major Customers:

        For the year ended December 31, 1996, sales to the Company's major customers and the applicable account receivables due from these customers at December 31, 1996 are as follows:


                                                    Percent of Sales                 Accounts Receivable
                                                    ----------------                 -------------------

         United Technologies
         Corporation                                      39%                                 39%

         The Gillette Company                             11%                                  9%

         General Electric
         Company                                           6%                                 18%


PRO FORMA STATEMENTS

On June 30, 1998, Apex Acquisition Corporation, a Connecticut corporation ("Apex Acquisition"), which is a newly formed, wholly-owned subsidiary of Edac Technologies Corporation, consummated the acquisition of substantially all of the assets and certain liabilities of Apex Machine Tool Company, Inc., a Connecticut corporation ("Apex"), pursuant to the terms of an Asset Purchase Agreement dated as of May 13, 1998 by and among Edac, Apex Acquisition Corp., a Wisconsin corporation (which subsequently assigned its rights under the Asset Purchase Agreement to Apex Acquisition), Apex, Gerald S. Biondi, James G. Biondi and Michael Biondi. Upon completion of the acquisition, Apex Acquisition Corporation changed its name to Apex Machine Tool Company, Inc.

Pursuant to the Asset Purchase Agreement, Apex Acquisition paid $17,138,000 in cash for substantially all of the assets and certain liabilities of Apex. In addition, Apex Acquisition purchased certain real estate located at 17 and 21 Spring Lane in Farmington, Connecticut, from the shareholders of Apex for approximately $2.7 million payable pursuant to a promissory note (the "Note"). The Note bears interest at the rate of 10.12% per annum with interest payable monthly and principal payable in full on January 1, 2000. In addition, Apex Acquisition agreed to purchase certain real estate located at 55 Spring Lane in Farmington, Connecticut, from the Apex shareholders if certain pre-closing conditions are satisfied. If the closing conditions are satisfied, the purchase price for the 55 Spring lane property will be approximately $1.1 million. As required by the purchase agreements, Edac guaranteed all the obligations of Apex Acquisition under the real estate purchase agreement and the Asset Purchase Agreement, including, but not limited to, payment of the Note.

The following pro forma unaudited consolidated financial statements should be read in conjunction with Edac's historical consolidated financial statements and the notes thereto, included in the Company's annual report on Form 10-K for the year ended December 31, 1997 and Form 10-Q for the quarter ended July 4, 1998.

The accompanying pro forma unaudited consolidated statements of operations are not necessarily indicative of the combined operating results as they may be in the future or as they might have been for the period indicated had the acquisition of Apex been consummated at the beginning of the respective periods. The results of operations for the six month period ended July 4, 1998, should not necessarily be taken as indicative of the results of operations that may be expected for the entire 1998 year.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

                                             Year Ended December 31, 1997
                                             ----------------------------
                                         Edac Technologies Apex Machine Tool    Pro Forma      Pro Forma
                                              Corporation    Company, Inc.     Adjustments   Consolidated
                                              -----------    -------------     -----------   ------------

  Sales                                      $ 38,229,389    $ 20,093,515                    $ 58,322,904
  Cost of sales                                32,287,962      14,240,524    (1)  (493,000)    46,035,486
                                             ------------    ------------     ------------    ------------
                                                5,941,427       5,852,991          493,000     12,287,418

  Selling, general and administrative           3,540,278       2,119,077    (2)   270,000      5,929,355

Non-operating income (expense):
       Stockholder bonuses                             --      (3,449,000)   (2) 3,449,000             --
       Interest expense                          (765,200)        (85,849)   (3)(1,510,000)    (2,361,049)
       Other                                       81,199         101,824               --        183,023
                                             ------------    ------------    -------------   ------------

INCOME BEFORE INCOME TAXES                      1,717,148         300,889       2,162,000       4,180,037

Provision for income taxes                         21,000          49,978      (4)935,000       1,005,978
                                             ------------    ------------    ------------    ------------

                                             $  1,696,148    $    250,911    $  1,227,000    $  3,174,059
                                             ============    ============    ============    ============

Weighted average
   shares outstanding - basic                   4,186,617                                       4,186,617

Basic earnings per common share                 $    0.41                                       $    0.76

Weighted average
   shares outstanding - diluted                 4,378,146                                       4,378,146

Diluted earnings per common share               $    0.39                                       $    0.72


The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

                                                      Six Months Ended 7/4/98
                                                      -----------------------
                                                Edac Technologies Apex Machine Tool   Pro Forma        Pro Forma
                                                    Corporation     Company, Inc.    Adjustments      Consolidated
                                                    -----------     -------------    -----------      ------------

  Sales                                            $ 23,332,014     $ 11,098,827                      $ 34,430,841
  Cost of sales                                      18,650,179        8,176,451  (1)    (247,000)      26,579,630
                                                   ------------     ------------     ------------     ------------
                                                      4,681,835        2,922,376          247,000        7,851,211

  Selling, general and administrative                 2,262,442        1,177,096  (2)     138,000        3,577,538

Non-operating income (expense):
       Stockholder bonuses                                            (1,500,000) (2)   1,500,000               --
       Interest expense                                (504,351)         (40,972) (3)    (757,000)      (1,302,323)
       Other                                             28,613         (148,252)              --         (119,639)
                                                   ------------     ------------     ------------     ------------

INCOME BEFORE INCOME TAXES                            1,943,655           56,056          852,000        2,851,711

Provision for income taxes (benefit)                    621,000          (42,661) (4)     407,000          985,339
                                                   ------------     ------------     ------------     ------------

                                                   $  1,322,655     $     98,717     $    445,000     $  1,866,372
                                                   ============     ============     ============     ============

Weighted average
   shares outstanding - basic                         4,225,925                                          4,225,925

Basic earnings per common share                       $    0.31                                          $    0.44

Weighted average
   shares outstanding - diluted                       4,511,967                                          4,511,967

Diluted earnings per common share                     $    0.29                                          $    0.41



The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS




1)   Eliminates building lease expense.
     Reflects depreciation expense on buildings (25 years) acquired which were previously leased.
     Reflects depreciation expense on write-up of equipment.

2)   Adjusts owner and new general manager compensation.
     Records amortization of goodwill using the straight-line method over 40 years.
     Records amortization of deferred loan charges.
     Records amortization of not to compete cost.

3)   Reflects interest cost on acquisition debt.

4)   Reflects impact on income tax expense.